Exhibit 10.43
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

Restricted Stock Award

(The Joint Corp. 2024 Incentive Stock Plan)

Subject to the following terms, The Joint Corp., a Delaware corporation (the Company), grants to the following employee of the Company (Grantee), as of the following grant date (the Grant Date), the following number of restricted shares (the Restricted Shares), which will become vested in accordance with the following vesting schedule, subject to expiration prior to vesting in accordance with the terms of this Award:

Grantee: [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

Grant Date: [[GRANTDATE]]

Number of
Restricted Shares: [[SHARESGRANTED]]

Vesting Schedule: [[VESTINGTEMPLATEDESC]]

Terms of Award
1. Plan

This Award has been granted under The Joint Corp. 2024 Incentive Stock Plan (the Plan), which is incorporated in this Award by reference. Capitalized terms used in this Award without being defined (for example, the term “Committee”) have the same meanings that they have in the Plan.

2. Vesting

Any unvested portion of the Restricted Shares shall lapse and be cancelled on Grantee’s Termination Date unless Grantee’s Termination occurs by reason of his or her death, in which case the Restricted Shares shall become fully vested as of Grantee’s Termination Date.

3. Book Entry Registration

As soon as practicable following the Award, the Restricted Shares shall be registered in Grantee’s name in book-entry form in the records of the Company’s transfer agent. Each book entry evidencing Restricted Shares shall reflect that such shares are subject to the restrictions of the Award and the Plan. At any time, the Company may require Grantee to execute and return to the Company an instruction letter providing for the transfer to the Company, without further

Exhibit 10.43
action, of all or any portion of the Restricted Shares that are or may become forfeited in accordance with the Award (but such letter shall not be regarded as a condition to the transfer of Restricted Shares from Grantee to the Company upon such forfeiture). Upon vesting of any portion of the Restricted Shares and satisfaction of any other conditions required by the Plan or this Award, the Company, at Grantee’s option, shall (i) issue and deliver to the Grantee a stock certificate in the Grantee name representing those vested Restricted Shares on the Company’s stock records or (ii) remove the notations on the book entry registrations with respect to those shares and, upon Grantee’s request, shall electronically deliver such shares to a brokerage account designated by Grantee.

4. Rights as a Stockholder

Except as otherwise provided in this Award, Grantee shall have, with respect to all of the Restricted Shares, whether vested or unvested, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Shares, (ii) the right to receive dividends, if any, as may be declared on the Restricted Shares from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Dividends or other distributions paid on unvested Restricted Shares will be held by the Company and transferred to the Grantee, without interest, as and when the Restricted Shares become vested (or within a reasonable time thereafter). Dividends or other distributions paid on unvested Restricted Shares that are forfeited shall be forfeited.

5. Tax Liability

Unless Grantee has made a timely election under section 83(b) of the Code to be taxed as of the Grant Date rather than as the Restricted Shares become vested, the Company shall have the right, upon the vesting of any Restricted Shares, to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy the federal, state, local and other taxes (including Grantee’s FICA obligation) that the Company is required to withhold by reason of such vesting.

6. Confidentiality and Nonsolicitation Agreement – Not Applicable if Grantee is an Outside Director

This Award and the grant of the Restricted Shares are subject to Grantee’s (i) entering into the confidentiality and nonsolicitation agreement which has been provided to Grantee if Grantee has not previously entered into such agreement in connection with Grantee’s receipt of an Award under the Plan (the Confidentiality and Nonsolicitation Agreement) or (ii) Grantee’s reaffirmation of the Confidentiality and Nonsolicitation Agreement that Grantee previously entered into in connection with Grantee’s receipt of an Award under the Plan. The Company would not have granted the Award to Grantee without Grantee’s entering into or reaffirming the Confidentiality and Nonsolicitation Agreement.

Exhibit 10.43

7. Transferability

Any unvested portion of the Restricted Shares may not be sold, transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable intestacy laws, and shall not be subject to execution, attachment or similar process. Once vested, any sale, transfer, assignment or pledge of the Restricted Shares is subject to the restrictions on transfer imposed by any applicable state and federal securities laws.

8. Change of Control

Notwithstanding anything in this Agreement to the contrary, the provisions of Article 8, as amended, of the Plan will govern in the event of a Change of Control or other corporate event subject to Article 8.

9. Interpretation

This Agreement and Award are subject to the terms of the Plan, as the Plan may be amended. No amendment of the Plan after the Grant Date shall adversely affect Grantee’s rights in respect of the Award without Grantee’s consent, except (i) to the extent that the Company determines in its sole discretion that such amendment is necessary or appropriate to comply with applicable law, including but not limited to section 409A of the Code, and (ii) as provided in Article 8, as amended, of the Plan with respect to a Change of Control or other corporate event.

If there is a conflict or inconsistency between this Agreement and the Plan, the terms of the Plan shall control. The Committee’s interpretation of this Agreement and the Plan shall be final and binding.

10. No Right to Continued Employment

Nothing in this Award shall be considered to confer on Grantee any right to continue in the employ of the Company or a Subsidiary or to limit the right of the Company or a Subsidiary to terminate Grantee’s employment.

11. Governing Law

This Award shall be governed in accordance with the laws of the State of Delaware.

12. Binding Effect

This Award shall be binding on the Company and Grantee and on Grantee’s heirs, legatees and legal representatives.

13. Effective Date

Exhibit 10.43
This Award shall not become effective until Grantee’s acceptance of this Award and the acceptance or reaffirmation of the Confidentiality and Nonsolicitation Agreement. Upon Grantee’s acceptance of this Award and the acceptance or reaffirmation of the Confidentiality and Nonsolicitation Agreement, this Award shall become effective, retroactive to the Grant Date, without the necessity of further action by either the Company or Grantee. Notwithstanding the foregoing, the effectiveness of the Agreement is not conditional on the acceptance or reaffirmation of the Confidentiality and Nonsolicitation Agreement if Grantee is an Outside Director.

[Signature page follows.]

Exhibit 10.43
The Joint Corp.

By
Sanjiv Razdan
President & Chief Executive Officer

Acceptance by Grantee

I accept this Restricted Shares Award and agree to be bound by all of its terms. I acknowledge receipt of a copy of the Plan, and, unless I am an Outside Director, I (i) agree to enter into the Confidentiality and Nonsolicitation Agreement, a copy of which I acknowledge receipt, if I have not previously entered into such agreement in connection with the receipt of an Award under the Plan or (ii) reaffirm the Confidentiality and Nonsolicitation Agreement that I have previously entered into in connection with the receipt of an Award under the Plan.

[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

Grantee’s address:
[[RESADDR1]] [[RESADDR2]] [[RESADDR3]]

[[RESCITY]], [[RESSTATEORPROV]]

[[RESPOSTALCODE]]

[[RESCOUNTRY]]